SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 24, 2019

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2019, Alliance Data Systems Corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with ValueAct Holdings, L.P. (“ValueAct”) pursuant to which ValueAct exchanged an aggregate of 1,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), for an aggregate of 150,000 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Non-Voting Convertible Preferred Stock”).

Each share of Series A Non-Voting Convertible Preferred Stock will initially be convertible into ten shares of Common Stock (subject to adjustment and the other terms described in the Certificate of Designations, as defined below) at the holder’s election or upon the Company’s written request, provided that upon such conversion the holder, together with its affiliates, will not own or control in the aggregate more than 9.9% of the outstanding Common Stock (or any class of voting securities issued by the Company).  Shares of Series A Non-Voting Convertible Preferred Stock will also be subject to automatic conversion if a holder transfers such shares pursuant to a transfer (a) to the Company, (b) in a widespread public distribution of Common Stock or Series A Non-Voting Convertible Preferred Stock, (c) in which no one transferee (or group of associated transferees) would receive 2% or more of any class of the voting securities of the Company then outstanding (including pursuant to a related series of such transfers), or (d) to a transferee that would control more than 50% of the voting securities of the company (not including voting securities such person is acquiring from the transferor). Upon such a transaction, the transferred shares of Series A Non-Voting Convertible Preferred Stock will automatically be converted into shares of Common Stock on a ten-for-one basis (subject to adjustment as described in the Certificate of Designations).

The shares of Series A Non-Voting Convertible Preferred Stock have no voting rights, except as otherwise required by the General Corporation Law of the State of Delaware.

The Series A Non-Voting Convertible Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Company that, by their respective terms, are senior to the Series A Non-Voting Convertible Preferred Stock, and (ii) pari passu with the Common Stock.

The issuance to ValueAct of the shares of Series A Non-Voting Convertible Preferred Stock was, and the issuance of the shares of Common Stock issuable upon conversion of the Series A Non-Voting Convertible Preferred Stock will be, made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

A copy of the Exchange Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.  On April 29, 2019, the Company issued a press release announcing the entry into the Exchange Agreement and the transactions contemplated thereby.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2019, the Company designated 300,000 shares of its authorized and unissued preferred stock as Series A Non-Voting Convertible Preferred Stock and filed with the Delaware Secretary of State a Certificate of Designations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) that created its new Series A Non-Voting Convertible Preferred Stock, authorized 300,000 shares of Series A Non-Voting Convertible Preferred Stock and designated the preferences, rights and limitations of the Series A Non-Voting Convertible Preferred Stock.

The description of the terms of the Series A Non-Voting Convertible Stock contained in Item 1.01 above is incorporated by reference into this Item 5.03.  Such description is qualified by reference to the Certificate of Designations, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

3.1	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock of Alliance Data Systems Corporation

10.1	Exchange Agreement, dated April 25, 2019, by and between Alliance Data Systems Corporation and ValueAct Holdings, L.P.

99.1	Press release, dated April 29, 2019, announcing the entry into the Exchange Agreement with ValueAct and the transactions contemplated thereby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: April 29, 2019	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Senior Vice President, General Counsel and Secretary